Exhibit 10.62

Amendment No. 2 to Supply Agreement

(SUNTECH CONTRACT NO. PUR1-0706092))

This Amendment No. 2 (this “Amendment”) is effective as of February 25, 2008, by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Wuxi Suntech Power Co., Ltd., a People’s Republic of China company (“SUNTECH”).  HOKU and SUNTECH are each a “Party” and together the “Parties” to this Amendment No. 2.

Recitals

Whereas, HOKU and SUNTECH are Parties to that certain Supply Agreement (Suntech Contract No. PUR1-0706092) dated as of June 13, 2007, as amended by that certain Amendment No. 1 to Supply Agreement dated as of August 30, 2007 (together, the “Supply Agreement”);

Whereas, the Parties desire to make certain amendments to the Supply Agreement as hereinafter set forth; and

Whereas, each Party derives a benefit from the amendments set forth herein.

Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Supply Agreement as set forth below.

Agreement

1.         Definitions.  All capitalized terms not otherwise defined are defined in the Supply Agreement.

2.         Amendment of Section 9.4 of the Supply Agreement.  Section 9.4 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

9.4 Without limiting either Party’s right to terminate this Agreement pursuant to Section 9.1 and 9.2, HOKU and SUNTECH shall each have the right to terminate this Agreement in the event that HOKU has, on or before May 31, 2008, failed to complete the Initial Financing.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Supply Agreement as of the date first set forth above.

SUNTECH:		HOKU:

WUXI SUNTECH POWER CO., LTD.		HOKU MATERIALS, INC.

By:	/s/ Steven Chan	By:	/s/ Dustin Shindo

Name:	Steven Chan	Name:	Dustin Shindo

Title:	Chief Strategy Officer	Title:	Chairman & CEO
Authorized Signatory		Authorized Signatory